Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2017 RESULTS

SECOND-QUARTER HIGHLIGHTS:

•	REVENUE +7.1%
•	SAME-UNIT REVENUE +3.8%
•	INCOME FROM CONTINUING OPERATIONS +36.1%
•	EPS FROM CONTINUING OPERATIONS +25.0%

FIRST-HALF HIGHLIGHTS:

•	REVENUE +7.4%
•	SAME-UNIT REVENUE +2.9%
•	INCOME FROM CONTINUING OPERATIONS +20.7%
•	EPS FROM CONTINUING OPERATIONS +15.8%

CLEVELAND (August 3, 2017) – CBIZ, Inc. (NYSE: CBZ) today announced second-quarter and first-half results for the period ended June 30, 2017.

For the 2017 second quarter, CBIZ reported revenue of $211.0 million, an increase of $14.0 million, or 7.1%, over the $197.0 million reported in 2016. Same-unit revenue increased by $7.5 million, or 3.8%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $6.5 million, or 3.3%, to revenue in the quarter. CBIZ reported income from continuing operations of $11.4 million, or $0.20 per diluted share, in the 2017 second quarter, compared with $8.4 million, or $0.16 per diluted share, for the same period a year ago. Adjusted EBITDA for the second quarter was $23.1 million, compared with $20.8 million for the second quarter of 2016.

For the first half of 2017, CBIZ reported revenue of $452.5 million, an increase of $31.2 million, or 7.4%, over the $421.3 million recorded for 2016. Same-unit revenue increased by $12.2 million, or 2.9%, compared with the same period a year ago. Acquisitions contributed $19.0 million, or 4.5%, to revenue growth in the first six months.  Income from continuing operations was $36.4 million, or $0.66 per diluted share, for the first half of 2017, compared with $30.2 million, or $0.57 per diluted share, for the same period a year ago. Adjusted EBITDA was $71.4 million, compared with $64.1 million for 2016.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Through July 31, 2017, the Company repurchased approximately 571 thousand shares of its common stock for approximately $8.2 million.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to record revenue growth of 7.4%, pre-tax income growth of 13.2%, and EPS growth of 15.8% for the first six months of this year compared with last year. This growth reflects generally favorable business conditions for small and midsized businesses and a healthy level of optimism among our clients. We’re pleased our clients continue to rely on us for advice and solutions to help them achieve their goals.”

Grisko continued, “We closed two acquisitions in the second quarter, CMF Associates (CMF) and Slaton Insurance (Slaton). CMF provides transaction and transition-focused financial, operational, and human capital consulting to middle-market private equity firms across the country.  CMF represents a strategic step in establishing CBIZ as an industry leader of advisory services in this space. Slaton is a South Florida-based property and casualty insurance agency and enhances our specialty consulting offerings to various industries including golf and country clubs.  In total, we completed three acquisitions in the first half of 2017 that are expected to contribute approximately $23 million of annualized revenue. With $140 million of unused financing capacity on our unsecured credit facility, we have the sufficient funding to continue our strategic acquisition program and focus on opportunities that further position and strengthen our core business and also present a higher potential for growth.”

2017 Outlook Update

For 2017, CBIZ continues to expect total revenue growth within a range of 6% to 8% compared with last year.  The Company’s effective tax rate for the first six months was 36% with the adoption of new stock compensation accounting under ASU 2016-09 in 2017.  A number of factors could cause volatility in the effective tax rate from time to time pursuant to ASU 2016-09, but the Company expects a full-year 2017 effective tax rate of approximately 36%, compared with the 39% to 40% range previously communicated.  As a result of the reduction in the effective tax rate, the Company is now increasing its expectation for income from continuing operations to grow within a range of 16% to 20%, compared with original guidance of 12% to 14% growth, and earnings per diluted share from continuing operations are now expected to grow within a range of 12% to 15% over the $0.76 reported for 2016, compared with original guidance of 8% to 10% growth. Fully-diluted weighted average share count for the 2017 full year is expected to increase to approximately 55.5 million shares.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10110788 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), August 3, through 5:00 p.m. (ET), August 7, 2017. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10110788.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll and HR consulting. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2017 AND 2016

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2017	%	2016	%
Revenue	$211,016	100.0%	$197,015	100.0%
Operating expenses (1)	188,120	89.1%	173,996	88.3%
Gross margin	22,896	10.9%	23,019	11.7%
Corporate general and administrative expenses (1)	9,232	4.4%	8,346	4.2%
Operating income	13,664	6.5%	14,673	7.5%
Other income (expense):
Interest expense	(1,692)	-0.8%	(1,733)	-0.9%
Gain on sale of operations, net	23	0.0%	50	0.0%
Other income, net (1) (2)	3,764	1.8%	703	0.4%
Total other income (expense), net	2,095	1.0%	(980)	-0.5%
Income from continuing operations before income tax expense	15,759	7.5%	13,693	7.0%
Income tax expense	4,343		5,306
Income from continuing operations	11,416	5.4%	8,387	4.3%
Loss from operations of discontinued businesses, net of tax	(418)		(258)
Net income	$10,998	5.2%	$8,129	4.1%

Diluted earnings (loss) per share:
Continuing operations	$0.20		$0.16
Discontinued operations	(0.01)		-
Net income	$0.19		$0.16

Diluted weighted average common shares outstanding	55,831		53,079
Other data from continuing operations:
Adjusted EBITDA (3)	$23,066		$20,813

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($2.0 million expense in 2017 and $1.0 million expense in 2016, or (0.9%) and (0.5%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.2 million expense in 2017 and $0.3 million expense in 2016, or (0.1%) and (0.2%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($2.2 million income in 2017 and $1.3 million income in 2016, or 1.0% and 0.7% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the three months ended June 30, 2017 and 2016, is income of $1.4 million and expense of $0.5 million, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2017	%	2016	%
Revenue	$452,475	100.0%	$421,253	100.0%
Operating expenses (1)	380,886	84.2%	352,113	83.6%
Gross margin	71,589	15.8%	69,140	16.4%
Corporate general and administrative expenses (1)	18,000	4.0%	18,591	4.4%
Operating income	53,589	11.8%	50,549	12.0%
Other income (expense):
Interest expense	(3,209)	-0.7%	(3,259)	-0.8%
Gain on sale of operations, net	45	0.0%	151	0.0%
Other income, net (1) (2)	6,501	1.5%	2,850	0.7%
Total other income (expense), net	3,337	0.8%	(258)	-0.1%
Income from continuing operations before income tax expense	56,926	12.6%	50,291	11.9%
Income tax expense	20,484		20,106
Income from continuing operations	36,442	8.1%	30,185	7.2%
Loss from operations of discontinued businesses, net of tax	(570)		(288)
Net income	$35,872	7.9%	$29,897	7.1%

Diluted earnings (loss) per share:
Continuing operations	$0.66		$0.57
Discontinued operations	(0.01)		(0.01)
Net income	$0.65		$0.56

Diluted weighted average common shares outstanding	55,530		52,901
Other data from continuing operations:
Adjusted EBITDA (3)	$71,369		$64,081

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($4.9 million expense in 2017 and $1.5 million expense in 2016, or (1.1%) and (0.4%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.5 million expense in 2017 and $0.4 million expense in 2016, or (0.1%) of revenue for both 2017 and 2016) and are directly offset by deferred compensation gains or losses in "Other income, net" ($5.4 million income in 2017 and $1.9 million income in 2016, or 1.2% and 0.5% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the six months ended June 30, 2017 and 2016, is income of $0.8 million and $0.7 million, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2017	2016	2017	2016
Revenue
Financial Services	$132,591	$122,856	$291,224	$275,063
Benefits and Insurance Services	70,559	66,484	145,723	130,811
National Practices	7,866	7,675	15,528	15,379
Total	$211,016	$197,015	$452,475	$421,253

Gross Margin
Financial Services	$16,740	$15,869	$55,984	$54,579
Benefits and Insurance Services	10,682	10,140	25,704	20,787
National Practices	631	670	1,286	1,497
Operating expenses - unallocated (1):
Other	(3,167)	(2,614)	(6,441)	(6,195)
Deferred compensation	(1,990)	(1,046)	(4,944)	(1,528)
Total	$22,896	$23,019	$71,589	$69,140

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in "Operating expenses" and as income in "Other income (expense), net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2017	2016
Net income	$35,872	$29,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,279	10,682
Amortization of discount on notes and deferred financing costs	262	262
Bad debt expense, net of recoveries	2,439	2,205
Adjustments to contingent earnout liability	(1,032)	(714)
Employee stock awards	2,790	2,842
Other adjustments	(1,101)	464
Net income, after adjustments to reconcile net income to net cash provided by operating activities	50,509	45,638
Changes in assets and liabilities, net of acquisitions and divestitures	(32,775)	(23,806)
Operating cash flows provided by continuing operations	17,734	21,832
Operating cash flows (used in) provided by discontinued operations	(540)	428
Net cash provided by operating activities	17,194	22,260
Net cash provided by (used in) investing activities	31,757	(32,196)
Net cash (used in) provided by financing activities	(51,284)	17,578
Net (decrease) increase in cash and cash equivalents	$(2,333)	$7,642

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	JUNE 30,	DECEMBER 31,
	2017	2016
Cash and cash equivalents	$1,161	$3,494
Restricted cash	34,924	27,880
Accounts receivable, net	218,317	175,354
Current assets before funds held for clients	279,891	228,135
Funds held for clients - current and non-current	148,704	213,457
Goodwill and other intangible assets, net	618,846	584,401

Total assets	$1,150,666	$1,118,588

Current liabilities before client fund obligations	$141,434	$125,592
Client fund obligations	148,814	213,855
Notes payable - long-term	1,696	1,721
Bank debt	209,510	190,049

Total liabilities	$627,304	$638,567

Treasury stock	$(476,986)	$(471,311)

Total stockholders' equity	$523,362	$480,021

Debt to equity	40.6%	40.2%
Days sales outstanding (DSO) - continuing operations (1)	88	76

Shares outstanding	55,055	54,044
Basic weighted average common shares outstanding	53,632	52,321
Diluted weighted average common shares outstanding	55,530	53,513

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at June 30, 2016 was 83.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2017	2016	2017	2016
Income from continuing operations	$11,416	$8,387	$36,442	$30,185
Interest expense	1,692	1,733	3,209	3,259
Income tax expense	4,343	5,306	20,484	20,106
Gain on sale of operations, net	(23)	(50)	(45)	(151)
Depreciation	1,215	1,342	2,462	2,655
Amortization	4,423	4,095	8,817	8,027

Adjusted EBITDA	$23,066	$20,813	$71,369	$64,081

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz